Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 6, 2013, (except for paragraph 5 of Note 9 as to which the date is October 28, 2013), in Amendment No. 1 to the Registration Statement on Form S-1 and related Prospectus of Celladon Corporation to be filed on or about October 28, 2013 for the registration of its common stock.

/s/ Ernst & Young LLP

San Diego, California

October 28, 2013